Exhibit 4.1

MERCURY INTERACTIVE CORPORATION

AMENDED AND RESTATED 2000 SUPPLEMENTAL STOCK OPTION PLAN

(As amended through October 4, 2006)

1.             Purposes of the Plan.  The purposes of this Stock Option Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to such individuals of the Company and to promote the success of the Company’s business.  Options granted hereunder may only be Nonstatutory Stock Options. Stock Purchase Rights may also be granted under the Plan.

2.             Definitions.  As used herein, the following definitions shall apply:

(a)           “Administrator”  means the Committee, if one has been appointed, or the Board of Directors of the Company, if no Committee is appointed.

(b)           “Board” means the Board of Directors of the Company.  A member of the Board shall be referred to hereinafter as a “Director.”

(c)           “Code” means the United States Internal Revenue Code of 1986, as amended.

(d)           “Committee”  means the Committee appointed by the Board of Directors in accordance with paragraph (a) of Section 4 of the Plan, if one is appointed.

(e)           “Common Stock” means the Common Stock of the Company.

(f)            “Company” means Mercury Interactive Corporation, a Delaware corporation.

(g)           “Continuous Status as an Employee “ means that the employment or consulting relationship is not interrupted or terminated by the Company, any Parent or Subsidiary.  Continuous Status as an Employee shall not be considered interrupted in the case of:  (i) any leave of absence approved by the Administrator, including sick leave, military leave, or any other personal leave; or (ii) transfers between locations of the Company or between the Company, its Parent, its Subsidiaries or its successor; or (iii) a change in status from an employee to a consultant if specifically approved by the Administrator or its designee.

(h)           “Director” means a member of the Board of Directors of the Company or of the board of directors of any Parent of the Company.

(i)            “Employee” means any person, excluding Officers and Directors, who is not a United States citizen, employed by the Company or any Parent or Subsidiary of the Company.  Neither service as a Director nor the payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(j)            “Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

(k)           “Incentive Stock Option” means any Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(l)            “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(m)          “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(n)                                 “Option” means a stock option granted pursuant to the Plan.

(o)           “Option Agreement” means a written or electronic agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant.  The Option Agreement is subject to the terms and conditions of the Plan.

(p)           “Optioned Stock” means the Common Stock subject to an Option or Stock Purchase Right.

(q)           “Optionee” means the holder of an outstanding Option or Stock Purchase Right granted under the Plan.

(r)            “Parent” means a “parent corporation”, whether now or hereafter existing, as defined in Section 424(e) of the Code.

(s)           “Plan” means this Amended and Restated 2000 Supplemental Stock Option Plan.

(t)            “Restricted Stock” means shares of Common Stock acquired pursuant to a grant of a Stock Purchase Right.

(u)           “Restricted Stock Purchase Agreement” means a written or electronic agreement between the Company and an Optionee evidencing the terms and conditions of an individual Stock Purchase Right grant.  The Restricted Stock Purchase Agreement is subject to the terms and conditions of the Plan

(v)           “Share” means a share of the Common Stock, as adjusted in accordance with Section 12 of the Plan.

(w)          “Stock Purchase Right” means a right to purchase Common Stock pursuant to this Plan.

(x)            “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.             Stock Subject to the Plan.  Subject to the provisions to Section 12 of the Plan, the total number of Shares reserved and available for issuance is 6,000,000.

Subject to Section 12 of the Plan, if an Option or Stock Purchase Right expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated).  However, Shares that have actually been issued under the Plan, upon exercise of either an Option or

Stock Purchase Right, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Shares of Restricted Stock are repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

4.             Administration of the Plan.

(a)           Procedure.  The Plan shall be administered by (A) the Board or (B) a committee designated by the Board, which committee shall be constituted in such a manner as to satisfy the legal requirements relating to the administration of stock option plans, if any, of state or foreign corporate law, the relevant stock exchange and the Code or any applicable local law (the “Applicable Rules”).  Once appointed, such Committee shall serve in its designated capacity until otherwise directed by the Board.  The Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by the Applicable Rules.

(b)           Powers of the Administrator.  Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

(i)            to determine the Fair Market Value of the Common Stock, in accordance with Section 8(b) of the Plan;

(ii)           to select the Employees to whom Options and Stock Purchase Rights may be granted hereunder;

(iii)          to determine whether and to what extent Options and Stock Purchase Rights are granted hereunder;

(iv)          to determine the number of shares of Common Stock to be covered by each Option or Stock Purchase Right granted hereunder;

(v)           to approve forms of agreement for use under the Plan;

(vi)          to determine the terms and conditions as permitted under local laws, not inconsistent with the terms of the Plan, of any award granted hereunder.  Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or Stock Purchase Rights may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or Stock Purchase Right or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vii)         to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

(viii)        to prescribe, amend and rescind rules and regulations relating to the Plan;

(ix)           to modify or amend each Option or Stock Purchase Right (subject to Section 15(b) of the Plan);

(x)            to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option or Stock Purchase Right previously granted by the Administrator;

(xi)           to determine and recommend the terms of any Option exchange program or repricing program for Option or Stock Purchase Rights granted under the Plan, and subject to stockholder approval only to the extent required in Section 15(a), to institute and implement any such program;

(xii)          to determine the terms and restrictions applicable to Options and Stock Purchase Rights;

(xiii)         to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws; and

(xiv)        to make all other determinations deemed necessary or advisable for administering the Plan.

(c)           Effect of Administrator’s Decision.  The Administrator’s decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Options and Stock Purchase Rights.

5.             Eligibility.

(a)           Nonstatutory Stock Options and Stock Purchase Rights may be granted only to Employees who are not Officers or Directors of the Company.  For purposes of the foregoing sentence, “Employees” shall include prospective Employees to whom Options or Stock Purchase Rights are granted in connection with written offers of employment with the Company or any Parent or Subsidiary of the Company.

(b)           Each Option shall be designated in the Option Agreement as a Nonstatutory Stock Option.

(c)           Nothing in the Plan or any Option or Stock Purchase Right granted hereunder shall confer upon any Optionee any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with the Optionee’s right or the Company’s right to terminate his employment or consulting relationship at any time, with or without cause.

(d)           The following limitations shall apply to grants of Option or Stock Purchase Rights to Employees:

(i)            No Employee shall be granted, in any fiscal year of the Company, Options or Stock Purchase Rights to purchase more than 1,000,000 Shares.

(ii)           In connection with his or her initial employment, an Employee may be granted Options or Stock Purchase Rights to purchase up to an additional 2,000,000 Shares which shall not count against the limit set forth in subsection (i) above.

(iii)          The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 12.

(iv)          If an Option or Stock Purchase Right is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 12), the cancelled Option or Stock Purchase Right shall be counted against the limit set forth in subsection (i) above. For this purpose, if the exercise price of an Option or Stock Purchase Right is reduced, such reduction will be treated as a cancellation of the Option or Stock Purchase Right and the grant of a new Option or Stock Purchase Right.

6.             Term of Plan.  The term of the Plan shall be ten (10) years and six months, commencing on July 25, 2000 and terminating on January 25, 2011 unless sooner terminated under Section 15 of the Plan.

7.             Term of Option. The term of each Option shall be stated in the Option Agreement; provided, however, that the term of each Option granted to an Employee residing in any country other than Switzerland or the Netherlands shall be no more than ten (10) years from the date of grant. The term of each Option granted to an Employee residing in Switzerland shall be no more than ten (10) years and six months from the date of grant. The term of each Option granted to an Employee residing in the Netherlands shall be no more than six (6) years from the date of grant.

8.             Option Exercise Price and Consideration.

(a)           The per Share exercise price under each Option shall be such price as is determined by the Administrator; provided, however, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

For purposes of this Section 8(a), in the event that an Option is amended to reduce the exercise price, the date of grant of such Option shall thereafter be considered to be the date of such amendment.

(b)           The Fair Market Value shall be determined by the Administrator in good faith; provided, however, that where there is a public market for the Common Stock, the Fair Market Value per Share shall be the closing price per share of the Common Stock, as reported in the Wall Street Journal (or, if not so reported, as otherwise reported by the exchange or system on which the Common Stock is listed), for the date of determination or, in the event such date of determination is not a trading day, on the first trading day following the date of determination.

(c)           The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment.  The acceptable form of consideration shall be determined, as permitted under local laws, by the Administrator at the time of grant.  Such consideration may consist entirely of:

(i)            cash;

(ii)           check;

(iii)          other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender, and (B)

have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

(iv)          delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale proceeds required to pay the exercise price and any tax withholding resulting from such exercise;

(v)           any combination of the foregoing methods of payment; or

(vi)          such other consideration and method of payment for the issuance of Shares to the extent permitted by applicable laws.

(d)           Prior to issuance of the Shares upon exercise of an Option, the Optionee shall pay or make adequate provision for any foreign, federal, or state withholding obligations of the Company, if applicable.

9.             Exercise of Option.

(a)           Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator at the time of grant, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan.

An Option may not be exercised for a fraction of a Share.

An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company.  Such exercise shall be in accordance with the policies and procedures adopted by the Administrator from time to time.  Full payment may, as authorized by the Administrator, consist of any consideration and method of payment allowable under Section 8(c) of the Plan.  Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option.  The Company shall issue (or cause to be issued) such stock certificate as promptly as practicable upon valid exercise of the Option.  No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 12 of the Plan.

Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(b)           Termination of Status as an Employee. In the event of termination of an Optionee’s Continuous Status as an Employee, such Optionee may, only within 30 days after the date of such termination (or such other period as is set out by the Administrator in the Option Agreement, but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise the Option to the extent that Optionee was vested and not subject to a

Company repurchase option at the date of such termination.  To the extent that Optionee was not vested or was subject to a Company repurchase option at the date of such termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

(c)           Disability of Optionee. Notwithstanding the provisions of Section 9(b) above, in the event of termination of an Optionee’s Continuous Status as an Employee as a result of his total and permanent disability (as defined in Section 22(e)(3) of the Code), he may exercise his Option to the extent he was vested or was not subject to a Company repurchase option within six (6) months from the date of such termination (or such other period as is specified in the grant, but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement).  To the extent that the Optionee was not vested or was subject to a Company repurchase option at the date of such termination, or does not exercise such Option (to the extent exercisable) within the time specified herein, the Option shall terminate.

(d)           Death of Optionee.  Notwithstanding the provisions of Section 9(b) above, in the event of the death of an Optionee:

(i)            during the term of the Option, who is at the time of his death an Employee and who shall have been in Continuous Status as an Employee since the date of grant of the Option, the Option may be exercised, at any time within six (6) months following the date of death (or such other period as is specified in the grant, but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance,  as to all of the Optioned Stock, including Shares as to which it would not otherwise be exercisable, and such Shares shall be fully vested and not subject to any repurchase option; or

(ii)           during the post-termination exercise period specified in the grant with respect to terminations under Section 9(b) above, at any time within six (6) months following the date of death (or such other period as is determined by the Administrator, but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent such Option was vested and not subject to a repurchase option of the Company at the date of termination.

10.           Non-Transferability of Options and Stock Purchase Rights. Except as otherwise designated by the Administrator, an Option or Stock Purchase Right may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by applicable laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

11.           Stock Purchase Rights.

(a)           Rights to Purchase.  Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan.  After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing or electronically of the terms, conditions and restrictions related to the offer, including the number of Shares that such person shall be entitled to purchase, the price to be paid, the forms of consideration which may be used to exercise the Stock Purchase Right and the time within which such person must accept such offer.  The terms of the offer shall comply in all respects with Section 260.140.42 of Title 10 of the California Code of Regulations.  The offer shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator.

(b)           Repurchase Option.  Unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the Optionee’s service with the Company for any reason (including death or disability).  The purchase price for Shares repurchased pursuant to the Restricted Stock Purchase Agreement shall be the original price paid by the Optionee.  In either case, such purchase price shall be paid by cash or cancellation of any indebtedness of the Optionee to the Company.

(c)           Other Provisions.  The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

(d)           Rights as a Shareholder.  Once the Stock Purchase Right is exercised, the Optionee shall have rights equivalent to those of a shareholder and shall be a shareholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company.  No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 12 of the Plan.

12.                                 Adjustments Upon Changes in Capitalization, Dissolution, Merger, Asset Sale or Change of Control.

(a)           Changes in Capitalization.  Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Option or Stock Purchase Right, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options or Stock Purchase Rights have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option or Stock Purchase Right, as well as the price per share of Common Stock covered by each such outstanding Option or Stock Purchase Right, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.”  Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive.  Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option or Stock Purchase Right.

(b)           Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, to the extent that an Option or Stock Purchase Right has not been previously exercised, it will terminate immediately prior to the consummation of such proposed action.  The Board may, in the exercise of its sole discretion in such instances, declare that any Option or Stock Purchase Right shall terminate as of a date fixed by the Board and give each Optionee the right to exercise his or her Option or Stock Purchase Right as to all or any part of the Optioned Stock, including Shares as to which the Option or Stock Purchase Right would not otherwise be exercisable.

(c)           Merger or Asset Sale.  In the event of a merger of the Company with or into another corporation or the sale of substantially all of the assets of the Company:

(i)            Each outstanding Option or Stock Purchase Right shall be assumed or an equivalent option or stock purchase right substituted by the successor corporation or a Parent or

Subsidiary of the successor corporation.  Any Shares subject to a repurchase option of the Company shall be exchanged for the consideration (whether stock, cash, or other securities or property) received in the merger or asset sale by the holders of the Common Stock for the successor corporation or a parent or subsidiary of such successor corporation for each Share held on the effective date of the transaction and such consideration shall, in the case of securities of the successor corporation, be subject to a repurchase option with terms consistent to the Company’s repurchase option and in the case of any other property shall be subject to vesting according to the schedule for the lapse of the repurchase option.

(ii)           In the event that the successor corporation refuses to assume or substitute for the Option or Stock Purchase Right, the Optionee shall have the right to exercise the Option or Stock Purchase Right as to all of the Optioned Stock, including Shares as to which it would not otherwise be exercisable, and such Shares shall be fully vested and not subject to any repurchase option.  In the event that the successor corporation fails to assume the Restricted Stock Purchase Agreement pursuant to which the Optionee purchased unvested Shares, the Company’s repurchase option shall lapse and the shares shall be fully vested.  If an Option or Stock Purchase Right is exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee that the Option or Stock Purchase Right shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Option or Stock Purchase Right shall terminate upon the expiration of such period.  For the purposes of this paragraph, the Option or Stock Purchase Right shall be considered assumed if, following the merger or sale of assets, the option or stock purchase right confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option or Stock Purchase Right immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets was not solely Common Stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or Stock Purchase Right, for each Share of Optioned Stock subject to the Option or Stock Purchase Right, to be solely common stock of the successor corporation or its Parent equal in Fair Market Value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

13.           Stock Withholding to Satisfy Withholding Tax Obligations.  At the discretion of the Administrator, Optionees may satisfy withholding obligations as provided in this paragraph.

(a)           For Options or Stock Purchase Rights granted to Employees whose remuneration is subject to taxation in the United States.  When an Optionee incurs tax liability in connection with the exercise of an Option or Stock Purchase Right, which tax liability is subject to tax withholding under applicable tax laws, and the Optionee is obligated to pay the Company an amount required to be withheld under applicable tax laws, the Optionee may satisfy the withholding tax obligation by electing to have the Company withhold from the Shares to be issued upon exercise of the Option or Stock Purchase Right that number of Shares having a Fair Market Value equal to the amount required to be withheld.  The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is determined (the “Tax Date”).

All elections by an Optionee to have Shares withheld for this purpose shall be made in writing in a form acceptable to the Administrator and shall be subject to the following restrictions:

(i)  the election must be made on or prior to the applicable Tax Date;

(ii)  once made, the election shall be irrevocable as to the particular Shares of the Option or Stock Purchase Right as to which the election is made;

(iii)  all elections shall be subject to the consent of the Administrator;

(iv)  if the Optionee is subject to Rule 16b-3, the election must comply with the applicable provisions of Rule 16b-3 and shall be subject to such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

In the event the election to have Shares withheld is made by an Optionee and the Tax Date is deferred under Section 83 of the Code because no election is filed under Section 83(b) of the Code, the Optionee shall receive the full number of Shares with respect to which the Option or Stock Purchase Right is exercised but such Optionee shall be unconditionally obligated to tender back to the Company the proper number of Shares on the Tax Date.

(b)           For Options or Stock Purchase Rights granted to Employees whose remuneration is subject to taxation in any country other than the United States. Upon the disposition by an Optionee or other person of shares of Common Stock acquired pursuant to the exercise of a Nonqualified Stock Option or a Stock Purchase Right, the Company shall have the right to require such Optionee or such other person to pay by cash, or certified or cashier’s check payable to the Company, the amount of any taxes which the Company may be required to withhold with respect to such transactions.  The above notwithstanding, in any case where a tax is required to be withheld in connection with the issuance or transfer of shares of Common Stock under this Plan, the Company may reduce the number of such shares issued or transferred by the appropriate number of shares to accomplish such withholding.

14.           Time of Granting Options or Stock Purchase Rights.  The date of grant of an Option or Stock Purchase Right shall, for all purposes, be the date on which the Board or the Administrator makes the determination granting such Option or Stock Purchase Right.  Notice of the determination shall be given to each Employee to whom an Option or Stock Purchase Right is so granted within a reasonable time after the date of such grant.

15.           Amendment and Termination of the Plan.

(a)           Amendment and Termination.  The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable; provided that the following changes shall require approval of the stockholders of the Company in the manner described in Section 19 of the Plan: (i) changes in the designation of the class of persons eligible to be granted Options or Stock Purchase Rights; and/or (ii)  the reduction of the exercise price of any Option or Stock Purchase Right to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option or Stock Purchase Right shall have declined since the date the Option or Stock Purchase Right was granted.

 (b)          Effect of Amendment or Termination.  Any such amendment or termination of the Plan shall not affect Options or Stock Purchase Rights already granted and such Options or Stock Purchase Rights shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company.

16.           Conditions Upon Issuance of Shares.  Shares shall not be issued pursuant to the exercise of an Option or Stock Purchase Right unless the exercise of such Option or Stock Purchase Right and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the United States Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an Option or Stock Purchase Right, the Company may require the person exercising such Option or Stock Purchase Right to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

17.           Reservation of Shares.  The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.  The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

18.           Agreements.  Options or Stock Purchase Rights shall be evidenced by written or electronic Option Agreements or Restricted Stock Purchase Agreements, as applicable, in such forms as the Administrator shall approve.

19.           Stockholder Approval. Any required stockholder approval obtained at a duly held stockholders’ meeting, may be obtained by the affirmative vote of the holders of a majority of the outstanding Shares of the Company present or represented and entitled to vote thereon.